UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 18, 2007

SANTA FE ENERGY TRUST

(Exact name of Registrant as specified in its charter)

Texas	1-11450	76-6081498
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

The Bank of New York Trust Company, N.A., Trustee

Global Corporate Trust

919 Congress Avenue

Austin, Texas  78701

(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (800) 852-1422

Not Applicable

(Former name, former address and former fiscal

year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  Other Events.

On July 18, 2007, The Bank of New York Trust Company, N.A., as trustee (the “Trustee”) of Santa Fe Energy Trust (the “Trust”), received a reserve report prepared for the Trust by its independent petroleum engineers, Ryder Scott Company, L.P. (“Ryder Scott”).  The reserve report, which is based on information furnished to Ryder Scott by Devon Energy Corporation (“Devon”), indicates that, as of December 31, 2006, the estimated future net revenues attributable to the interests held by the Trust and classified as proved net reserves are $62.9 million, and that the present value of those estimated future net revenues, discounted at 10% annually in accordance with SEC guidelines, is $39.1 million.  The estimated future net revenues and the discounted present value of the estimated future net revenues have not been adjusted to account for production since December 31, 2006 or for changes in market prices after that date.  A copy of the report of Ryder Scott, dated July 16, 2007, is included herewith.  Investors are cautioned to review the report in its entirety.

There are many uncertainties inherent in estimating quantities and values of proved reserves and in projecting future rates of production and the timing of development expenditures. The reserve data set forth in the Ryder Scott report, although prepared by independent engineers in a manner customary in the industry, are estimates only, and actual quantities and values of oil and gas are likely to differ from the estimated amounts set forth therein. In addition, the discounted present values shown in the report were prepared using guidelines established by the Securities and Exchange Commission for disclosure of reserves and should not be considered representative of the market value of such reserves or the Depositary Units or the Trust Units evidenced thereby. A market value determination would include many additional factors.  Further, any investment in Trust Units is subject to all of the risks described in the Trust’s periodic and current reports filed with the SEC, including the risks described under the caption “Risk Factors” in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 16, 2006.

Devon has informed the Trustee that Devon has completed its review of the interests held by the Trust, and that the information Devon furnished to Ryder Scott in connection with Ryder Scott’s preparation of the reserve report described above reflects the results of Devon’s review.  However, Devon has further informed the Trustee that Devon is not yet able to provide a final computation of the aggregate amounts that Devon believes it has overpaid the Trust, or of the periods during which it believes that the overpayments occurred.

In accordance with the Trust’s governing documents, the Trust will be liquidated on or before February 15, 2008.

The information furnished pursuant to this Item 8.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

ITEM 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Reserve Report prepared by Ryder Scott Company, L.P. dated July 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Santa Fe Energy Trust

By:	The Bank of New York Trust Company
N.A.,
as Trustee

By:	/s/ Mike Ulrich
Name:	Mike Ulrich
Title:	Vice President

Date:  July 20, 2007